Exhibit 99.1

World Fuel Services Corporation to Host Third Quarter 2014 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--October 16, 2014--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, October 30, 2014 at 5:00 PM Eastern Time to discuss the Company’s third quarter results, which it plans to release after the close of the market on the same date.

The live conference call will be accessible by telephone at (800) 771-6917 (within the United States and Canada) or (212) 231-2935 (International). Audio replay of the call will be available through November 13, 2014. The replay numbers are: (800) 633-8284 (within the United States and Canada) and (402) 977-9140 (International). The call ID is 21736970.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until November 13, 2014.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel and related products and services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer